UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 20, 2005

THE PROVIDENCE SERVICE
CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50364	86-0845127
(Commission File Number)	(I.R.S. Employer Identification No.)

5524 East Fourth Street, Tucson Arizona	85711
(Address of Principal Executive Offices)	(Zip Code)

(520) 747-6600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 20, 2005, we simultaneously entered into and closed on a purchase agreement with Transitional Family Services, Inc., a Georgia Corporation, AlphaCare Resources, Inc., a Georgia Corporation, Ron L. Braund and Ron L. and Virginia M. Braund Charitable Remainder Unitrust pursuant to which we acquired all of the equity interests in Transitional Family Services, Inc. and AlphaCare Resources, Inc., collectively referred to as the “AlphaCare Companies”. The AlphaCare Companies provide in-home and professional therapy services in several Georgia locations and include one of the largest family preservation programs in the State of Georgia. The purchase price consisted of $4,726,922 (less $472,692 which was placed into escrow as security for any indemnification obligations for eighteen (18) months from September 20, 2005 and less certain additional adjustments contained in the purchase agreement attached hereto as Exhibit 2.1), was negotiated by the parties at arms length and was partially funded from our credit facility with Healthcare Business Credit Corporation, or HBCC. In addition, we may be obligated to pay to the sellers, in the second fiscal quarter of 2007, an additional amount under an earn out provision pursuant to a formula specified in the purchase agreement that is based upon certain factors, including the EBITDA of certain programs of the AlphaCare Companies. Moreover, the purchase agreement contains a provision that requires us to collect and pay the sellers certain accounts receivable of the AlphaCare Companies specified in the purchase agreement during the 90 days following the closing and we are obligated to pay the sellers not less than $400,000 under this provision.

Borrowings under our credit facility with HBCC bear interest at a rate equal to the sum of the annual rate in effect in the London Interbank market, or LIBOR, applicable to one month deposits of U.S. dollars on the business day preceding the date of determination plus 4% to 4.5% and all unpaid principal and any accrued and unpaid interest are due June 28, 2010. The principal balance under this credit facility is paid in consecutive monthly installments. If certain events of default including, but not limited to, failure to pay any installment of principal or interest when due, failure to pay any other charges, fees, expenses or other monetary obligations owing to HBCC when due or other particular covenant defaults, as more fully described in the Second Amended Loan and Security Agreement dated as of June 28, 2005, occur, HBCC may declare all unpaid principal and any accrued and unpaid interest and all fees and expenses immediately due. Under the Second Amended Loan and Security Agreement, any initiation of bankruptcy or related proceedings, assignment or sale of any asset or failure to remit any payments received by us on account to HBCC will accelerate all unpaid principal and any accrued and unpaid interest and all fees and expenses. In addition, if we default on certain of our indebtedness including the promissory notes issued in connection with certain completed business acquisitions, it could trigger a cross default under the Second Amended Loan and Security Agreement whereby HBCC may declare all unpaid principal and accrued and unpaid interest, other charges, fees, expenses or other monetary obligations immediately due.

This acquisition provides opportunities for our service delivery model in Georgia.

The description of the acquisition described in this report does not purport to be complete and is qualified in its entirety by reference to the purchase agreement, which is filed as Exhibit 2.1 to this report and incorporated herein by reference. The purchase agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the registrant. The purchase agreement contains representations and warranties the parties thereto made to and solely for the benefit of the other parties thereto. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of such agreements. In addition, the purchase agreement is modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreements, which subsequent information may or may not be fully reflected in the registrant’s public disclosures.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

We issued a press release relating to the acquisition of the AlphaCare Companies on September 21, 2005. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in the press release is being furnished and should not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

None.

(b)	Pro forma financial information.

 None.

(c)	Exhibits.

2.1
Purchase Agreement dated as of September 20, 2005 by and between The Providence Service Corporation and Transitional Family Services, Inc., AlphaCare Resources, Inc., Ron L. Braund and Ron L and Virginia M. Braund Charitable Remainder Unitrust. (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providence Service Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.)

99.1	Press Release dated September 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: September 23, 2005	By:	/s/	Michael N. Deitch
Michael N. Deitch
Chief Financial Officer